Exhibit 99.1
For Release       Immediate


Contacts          (News Media) Tony Zehnder, Corporate Communications
                  317.817.5345
                  (Investors) Daniel Murphy, SVP and Treasurer
                  317.817.2893


                         Conseco Consolidates Operations

Carmel, Ind., Dec. 14, 2006: Conseco, Inc. (NYSE:CNO) today announced that it is consolidating its back-office operations to improve efficiency, enhance policyholder and agent service, and reduce costs. The consolidation is expected to achieve annual cost savings of $25 million commencing in 2008. Cost reductions in 2007 are expected to cover related implementation costs, which will all be incurred in 2007.

Conseco CEO James Prieur said, "The actions we are taking today signal a significant change in our approach to managing our operations, as we address the duplication of back-office functions and multiplicity of systems remaining from acquisitions in the 1990s, and are part of our ongoing program to improve the performance of the company."

The integrated operations group will combine policyholder services, premium processing, claims and other back office functions from Conseco's Bankers Life and Casualty business in Chicago and its Conseco Insurance Group business in Carmel, Indiana. Conseco's Colonial Penn business in Philadelphia is not included in this effort. The operations group will be based in Carmel and will be headed by Steven Stecher, Executive Vice President, Operations, who will report to Conseco President and COO James Hohmann.

The company is also combining the Bankers Life Long-Term Care (LTC) and the LTC Closed Block operations under the leadership of Senior Vice President John Wells. This will allow the company to focus on initiatives that improve the operating performance of this line of business, including claims adjudication processes and operating efficiencies. Wells also will be reporting to Hohmann.

Executive Vice President and Chief Information Officer Russell Bostick will be responsible for the necessary systems integration and IT cost reduction initiatives resulting from the operations integration.

Certain finance functions previously managed separately will also be combined and integrated with the Corporate Finance function under Executive Vice President and CFO Eugene Bullis, who continues to report to Prieur.

"Combining our back office operations allows us to leverage our scale, simplify our operating environment, significantly reduce costs and improve service for agents and policyholders. This is part of our continuing effort to capitalize on our unique market and distribution strengths as we focus on fulfilling our vision for the growth of the company," Prieur said.

Conseco estimates that approximately 450 positions across the company will be eliminated or substantially changed over the next year as the consolidation and integration effort is implemented.

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                                                                     Conseco (2)
                                                               December 14, 2006

Conseco, Inc.'s insurance companies help protect working American families and seniors from financial adversity: Medicare supplement, long-term care, cancer, heart/stroke and accident policies protect people against major unplanned expenses; annuities and life insurance products help people plan for their financial futures. For more information, visit Conseco's web site at www.conseco.com.

Cautionary Statement Regarding Forward-Looking Statements. Our statements, trend analyses and other information contained in this press release relative to markets for Conseco's products and trends in Conseco's operations or financial results, as well as other statements, contain forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by the use of terms such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempt," "seek," "should," "could," "goal," "target," "on track," "comfortable with," "optimistic" and similar words, although some forward-looking statements are expressed differently. You should consider statements that contain these words carefully because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our results of operations, financial position, and our business outlook or they state other "forward-looking" information based on currently available information. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things: (i) our ability to achieve an upgrade of the financial strength ratings of our insurance company subsidiaries and the impact of prior rating downgrades on our business; (ii) the ultimate outcome of lawsuits filed against us and other legal and regulatory proceedings to which we are subject; (iii) our ability to obtain adequate and timely rate increases on our supplemental health products including our long-term care business; (iv) mortality, morbidity, usage of health care services, persistency and other factors which may affect the profitability of our insurance products; (v) our ability to achieve anticipated expense reductions and levels of operational efficiencies; (vi) the adverse impact of our Predecessor's bankruptcy proceedings on our business operations, and relationships with our customers, employees, regulators, distributors and agents; (vii) performance of our investments; (viii) our ability to continue to recruit and retain productive agents and distribution partners and customer response to new products, distribution channels and marketing initiatives; (ix) the risk factors or uncertainties listed from time to time in our filings with the Securities and Exchange Commission; (x) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) our ability to sell products and access capital on acceptable terms, the returns on and the market value of our investments, and the lapse rate and profitability of policies; (xi) changes in the Federal income tax laws and regulations which may affect or eliminate the relative tax advantages of some of our products; and
(xii) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, such as the payment of dividends to us, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products.

Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by the foregoing cautionary statement. Our forward-looking statements speak only as of the date made. We assume no obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.



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